Exhibit 99.2
Wellman, Inc.
Debtor-in-Possession
Analysis of Financial Statements for DIP Compliance
August 2008
An analysis of the August 2008 operating results of Wellman, Inc. and subsidiaries (also referred to as “Wellman”, “we”, “our” and “us”) are presented below. Wellman, Inc. and certain subsidiaries filed for bankruptcy protection under the provisions of Chapter 11 on February 22, 2008. References to pre-petition and post-petition amounts are with respect to the February 22, 2008 filing date. In addition, reference to full year 2008 operating results reflects pre-petition and post-petition results.
Consolidated Statement of Operations
The $0.8 million increase in gross profit (from a loss of $5.0 million in July to a loss of $4.2 million in August) was attributable to a decrease in the loss of the chemical-based segment of $1.6 million and an increase in the loss of recycled-based segment of $0.8 million. In the chemical-based segment, current raw material margin, which is the difference between the current month’s per unit selling price and the current month’s per unit purchase price of the raw materials, increased by approximately $6 million. This increase was substantially offset by the effect of the FIFO method of accounting for inventory, which resulted in approximately $5 million of higher raw material costs from prior months being charged against current month’s selling prices. Gross profit for the recycled-based segment decreased due primarily to a decision to sell raw materials that would generally be processed into finished goods to provide additional liquidity. We established a reserve of $1.3 million for this material. SG&A costs decreased by $0.1 million due to continued cost reduction activities. As a result of the above items, we reported an operating loss of $6.5 million in August, compared to a $7.4 million operating loss in July. Interest expense was $1.1 million in August and $1.2 million in July. Interest expense was calculated only on the amount borrowed under our Debtor-in-Possession Credit Agreement (the “DIP Facility”). Reorganization costs, which consisted primarily of legal fees related to the Chapter 11 filing, were $2.2 million in August, compared to $3.9 million in July. As a result, our net loss decreased to $9.8 million in August, compared to $12.5 million for July 2008.
Consolidated Balance Sheet
Our current assets decreased by approximately $10.8 million from July, primarily as a result of lower accounts receivable partly due to lower sales volume. The balance sheet at August 31, 2008, reflected $114.7 million in borrowings under the DIP Facility. This is $2.2 million lower than the comparable net amount in July.
Consolidated Statement of Cash Flows
Net cash flows from operations were $2.1 million in August, which is lower than the $20.7 million provided by operations in July. The cash flow in August related to the aforementioned decrease in receivables and the cash flow in July resulted primarily from our decreasing our accounts receivable and inventory. These cash flows resulted in debt repayments of $2.2 million in August and $23.9 million for July and August. We paid $3.5 million and $2.0 million in August and July, respectively, for reorganization items.
Other
On September 15, 2008, Wellman, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) entered into an amendment of its senior secured super-priority Debtor in possession credit agreement dated February 26, 2008 (the “Credit Agreement”) among the Company and certain of its domestic subsidiaries, as borrowers, Deutsche Bank Securities Inc., as sole lead arranger and bookrunner, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, and the lenders that from time to time become party thereto. The amendment made the following material modification to the Credit agreement which related to amounts available under the Credit Agreement and items reported in our financial statements:
1.	It reduces the maximum amount available under the Credit Agreement to $120 million on November 1, 2008.

2.	It eliminates any increase in the required Minimum Available Liquidity so that it remains at $20 million.

3.	It requires us to stop purchasing raw materials for our fibers and engineering resins businesses by October 15, 2008.

4.	It requires us to achieve the following EBITDA targets, considering only the operations of our PET Resins business (specifically excluding any effect of reorganization costs, costs related to the closure of our fibers and engineering resins businesses and FIFO):

Minimum Monthly
Applicable Month	PET Resin EBITDA
September 2008	$0
October 2008	$2,000,000
November 2008	$2,500,000
December 2008	$3,000,000
January 2009	$1,500,000
5.	It limits the amount of cash we can spend before December 1st relating to the closure of our fibers and engineering resins business to $14 million.

6.	It limits the amount we can include in our borrowing base for our fibers and engineering resins business to the following:

Maximum Non-PET
Resin Business
Period	Borrowing Base Component
September 30, 2008 to but excluding October 31, 2008	$68,000,000
October 31, 2008 to but excluding November 30, 2008	$41,200,000
November 30, 2008 to but excluding December 31, 2008	$17,600,000
On or after December 31, 2008	$0

Wellman, Inc.
(Debtor-in-Possession)
Consolidated Statements of Operations
(In Millions)

	August	July
	2008	2008
Net Sales	$77.3	$86.2

Cost of Sales	81.5	91.2

Gross Profit (Loss)	(4.2)	(5.0)

Selling, General and Administrative Expenses	2.3	2.4

Other (Income) Loss	0.0	0.0

Operating Income (Loss)	(6.5)	(7.4)

Interest Expense, Net*	1.1	1.2

Earnings (Loss) from Continuing Operations Before Reorganization Items and Income Taxes	(7.6)	(8.6)

Reorganization Items, Net	2.2	3.9

Earnings (Loss) from Continuing Operations Before Income Taxes	(9.8)	(12.5)

Income Tax Expense (Benefit)	0.0	0.0

Earnings (Loss) from Continuing Operations	(9.8)	(12.5)

Earnings (Loss) from Discontinued Operations, Net of Tax	0.0	0.0

Net Earnings (Loss)	$(9.8)	$(12.5)

*	-	Interest expense subsequent to Feb 22, 2008 only reflects interest on the DIP financing. Interest on the compromised debt, per the debt agreements, was $3.3 for August and $3.4 for July. These amounts are not included in the financial statements.

Wellman, Inc.
(Debtor-in-Possession)
Consolidated Statements of Operations
(In Millions)

	For the Month Ended		For the Year-to-Date
	August		Period Ended August
	2008	2007	2008	2007
Net Sales	$77.3	$84.1	$684.6	$788.4

Cost of Sales	81.5	85.8	682.6	777.6

Gross Profit (Loss)	(4.2)	(1.7)	2.0	10.8

Selling, General and Administrative Expenses	2.3	3.6	21.5	29.1

Other (Income) Loss	0.0	(1.3)	(0.2)	(9.1)

Operating Income (Loss)	(6.5)	(4.0)	(19.3)	(9.2)

Interest Expense, Net*	1.1	5.2	16.3	41.2

Earnings (Loss) from Continuing Operations Before Reorganization Items and Income Taxes	(7.6)	(9.2)	(35.6)	(50.4)

Reorganization Items, Net	2.2	0.0	20.3	0.0

Earnings (Loss) from Continuing Operations Before Income Taxes	(9.8)	(9.2)	(55.9)	(50.4)

Income Tax Expense (Benefit)	0.0	0.0	0.0	(0.1)

Earnings (Loss) from Continuing Operations	(9.8)	(9.2)	(55.9)	(50.3)

Earnings (Loss) from Discontinued Operations, Net of Tax	0.0	0.0	0.0	(1.4)

Net Earnings (Loss)	$(9.8)	$(9.2)	$(55.9)	$(51.7)

*	-	Interest expense subsequent to Feb 22, 2008 only reflects interest on the DIP financing. Interest on the compromised debt, per the debt agreements, was $3.3 for the month of August and $21.0 year-to-date after Feb 22, 2008. These amounts are not included in the financial statements.

Wellman, Inc.
(Debtor-in-Possession)
Condensed Consolidated Balance Sheet
(In millions)

	August 31,	July 31,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$1.1	$1.4
Accounts receivable	119.2	130.1
Inventories	72.5	73.7
Prepaid expenses and other current assets	29.0	27.4
Current assets held for sale	—	—

Total current assets	221.8	232.6

Property, plant and equipment:
Land, buildings and improvements	90.4	90.4
Machinery and equipment	340.1	339.9
CIP	4.6	4.6

	435.1	434.9
Less accumulated depreciation	199.7	198.6

Net property, plant and equipment	235.4	236.3

Other assets	11.6	11.6
Noncurrent assets held for sale	—	—

Total Assets	$468.8	$480.5

Liabilities and Stockholders’ Deficit

Liabilities Not Subject to Compromise
Current Liabilities:
Accounts payable — trade	$2.6	$0.5
Accrued liabilities	22.1	23.8
Debtor in possession credit agreement	114.7	116.9
Other debt	—	—
Current liabilities associated with assets held for sale	—	—

Total current liabilities	139.4	141.2

Liabilities subject to compromise	531.9	531.9

Long-term debt	—	—
Deferred income taxes and other noncurrent liabilities	37.7	37.8
Noncurrent liabilities associated with assets held for sale	—	—

Total Liabilities	709.0	710.9

Stockholders’ Deficit:
Common stock	—	—
Preferred stock	185.7	185.7
Paid-in capital	248.5	248.5
Common stock warrants	4.9	4.9
Accumulated other comprehensive loss	—	—
Accumulated deficit	(629.8)	(620.0)
Less common stock in treasury	(49.5)	(49.5)

Total Stockholders Deficit	(240.2)	(230.4)

	$468.8	$480.5

Wellman, Inc.
(Debtor-in-Possession)
Condensed Consolidated Balance Sheet
(In millions)

	August 31,	August 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$1.1	$—
Accounts receivable	119.2	152.9
Inventories	72.5	105.5
Prepaid expenses and other current assets	29.0	34.3
Current assets held for sale	—	—

Total current assets	221.8	292.7

Property, plant and equipment:
Land, buildings and improvements	90.4	91.6
Machinery and equipment	340.1	950.7
CIP	4.6	13.8

	435.1	1,056.1
Less accumulated depreciation	199.7	520.7

Net property, plant and equipment	235.4	535.4

Other assets	11.6	44.3
Noncurrent assets held for sale	—	—

Total Assets	$468.8	$872.4

Liabilities and Stockholders’ Deficit

Liabilities Not Subject to Compromise
Current Liabilities:
Accounts payable — trade	$2.6	$56.2
Accrued liabilities	22.1	25.1
Debtor in possession credit agreement	114.7	—
Other debt	—	0.3
Current liabilities associated with assets held for sale	—	—

Total current liabilities	139.4	81.6

Liabilities subject to compromise	531.9	—

Long-term debt	—	592.2
Deferred income taxes and other noncurrent liabilities	37.7	73.2
Noncurrent liabilities associated with assets held for sale	—	—

Total Liabilities	709.0	747.0

Stockholders’ Deficit:
Common stock	—	—
Preferred stock	185.7	178.0
Paid-in capital	248.5	248.2
Common stock warrants	4.9	4.9
Accumulated other comprehensive loss	—	0.1
Accumulated deficit	(629.8)	(256.3)
Less common stock in treasury	(49.5)	(49.5)

Total Stockholders Deficit	(240.2)	125.4

	$468.8	$872.4

Wellman, Inc.
(Debtor-in-Possession)
Simplified Statement of Cash Flows
(in millions)

	August	July
	2008	2008
Cash flow from operating activities:
Net earnings (loss)	$(9.8)	$(12.5)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Loss from discontinued operations, net of tax	0.0	0.0
Depreciation	1.1	1.0
Amortization	1.3	1.4
Amortization in interest expense	0.6	0.6
Deferred taxes on income	0.0	0.0
Reorganization Items	2.2	3.9
Payment of reorganization items	(3.5)	(2.0)
Gain on sale of assets	0.0	0.0
Changes in assets and liabilities:
Accounts receivable	10.9	20.9
Inventories	1.3	7.8
Prepaid expenses and other current assets	(3.4)	(0.5)
Other assets	(0.0)	(0.1)
Accounts payable and accrued liabilities	1.5	0.2
Other liabilities	0.0	(0.0)
Other	(0.1)	0.0

Net cash provided (used) by operating activities	2.1	20.7

Cash flows from investing activities:
Additions to property, plant and equipment (net)	(0.2)	(0.2)
Proceeds from sale of assets	0.0	0.0

Net cash used by investing activities	(0.2)	(0.2)

Cash flows from financing activities:
Borrowings (Repayments) of long-term debt	(2.2)	(21.7)
Dividends paid on common stock	0.0	0.0
Debt and equity issuance costs	0.0	0.0

Net cash provided (used) by financing activities	(2.2)	(21.7)

Discontinued Operations:
Operating activities	0.0	0.0
Investing activities	0.0	0.0
Financing activities	0.0	0.0

Net cash provided (used) by discontinued operations	0.0	0.0

Increase (decrease) in cash and cash equivalents	(0.3)	(1.2)
Cash and cash equivalents at beginning of period	1.4	2.6

Cash and cash equivalents at end of period	$1.1	$1.4

Wellman, Inc.
(Debtor-in-Possession)
Simplified Statement of Cash Flows
(in millions)

	For the Month		For the YTD Period
	Ended August		Ended August
	2008	2007	2008	2007
Cash flow from operating activities:
Net earnings (loss)	$(9.8)	$(9.2)	$(55.9)	$(51.7)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Loss from discontinued operations, net of tax	0.0	0.0	0.0	1.4
Depreciation	1.1	2.8	8.9	29.1
Amortization	1.3	1.5	11.0	11.3
Amortization in interest expense	0.6	0.5	2.8	2.9
Deferred taxes on income	0.0	0.0	0.1	1.0
Johnsonville fibers disposal costs	0.0	0.0	0.0	(1.0)
Payments made against Jville fiber disposal costs	0.0	0.0	0.0	(2.2)
Reorganization Items	2.2	0.0	20.3	0.0
Payment of reorganization items	(3.5)	0.0	(15.4)	0.0
Gain on sale of assets	0.0	0.0	(0.2)	0.0
Changes in assets and liabilities:
Accounts receivable	10.9	10.3	9.8	8.4
Inventories	1.3	9.0	24.5	8.8
Prepaid expenses and other current assets	(3.4)	(0.8)	(11.0)	0.3
Other assets	0.0	(0.1)	(1.2)	0.5
Accounts payable and accrued liabilities	1.5	(17.1)	6.4	(33.7)
Other liabilities	0.0	0.0	(1.4)	(3.2)
Other	(0.1)	0.4	(0.2)	1.0

Net cash provided (used) by operating activities	2.1	(2.7)	(1.5)	(27.1)

Cash flows from investing activities:
Additions to property, plant and equipment (net)	(0.2)	(1.0)	(2.6)	(7.4)
Proceeds from sale of assets	0.0	0.0	0.3	0.0

Net cash used by investing activities	(0.2)	(1.0)	(2.3)	(7.4)

Cash flows from financing activities:
Borrowings (Repayments) of long-term debt	(2.2)	3.7	9.6	15.9
Dividends paid on common stock	0.0	0.0	0.0	(1.3)
Debt and equity issuance costs	0.0	0.0	(4.7)	0.0

Net cash provided (used) by financing activities	(2.2)	3.7	4.9	14.6

Discontinued Operations:
Operating activities	0.0	0.0	0.0	34.2
Investing activities	0.0	0.0	0.0	(10.4)
Financing activities	0.0	0.0	0.0	(3.9)

Net cash provided (used) by discontinued operations	0.0	0.0	0.0	19.9

Increase (decrease) in cash and cash equivalents	(0.3)	0.0	1.1	0.0
Cash and cash equivalents at beginning of period	1.4	0.0	0.0	0.0

Cash and cash equivalents at end of period	$1.1	$0.0	$1.1	$0.0

Wellman, Inc.
EBITDAR, as defined
     We have provided a non-GAAP measure, “EBITDAR, as defined,” because our DIP Credit Agreement uses this measurement as a key component. In accordance with our DIP Credit Agreement, we must maintain a minimum cumulative EBITDAR (cumulative monthly commencing March 1, 2008, and rolling into trailing twelve months) tested as of the last day of the applicable month, with a report due on the fifteenth day after the end of each month, commencing with the first full month following the Petition Date. We believe it is also an important measurement tool for (1) financial institutions that provide us with capital; (2) investors; and (3) our Board and management. In each instance, we used EBITDAR, as defined because it excluded items that are not expected to impact the long-term cash flow of the businesses and are not an indication of our ongoing operating performance. In addition, EBITDAR, as defined is a measure frequently used to value an enterprise and to enable investors to analyze the efficiency of our operations and to compare and/or rank use with other companies of differing capital structures. Our Board of Directors, CEO (our chief operating decision maker), and our senior management EBITDAR, as defined to evaluate the operating performance of our segments and determine incentive compensation for employees throughout the organization. EBITDAR, as defined, under the DIP Credit Agreement is calculated by adding Earnings (loss) from continuing operations, income tax expense (benefit), interest expense, non-cash charges and non-recurring fees, cash charges, and other cash expenses made or incurred in connection with entering into the DIP Credit Agreement.
     The following table reconciles Loss from continuing operations to EBITDAR, as defined for each month and the eight months ending August 31, 2008.

									Year-to-
	January	February	March	April	May	June	July	August	Date
	2008	2008	2008	2008	2008	2008	2008	2008	August 2008

Loss from Continuing Operations	$(5,038)	$(15,276)	$(2,388)	$(4,670)	$(1,083)	$(5,138)	$(12,452)	$(9,875)	$(55,920)
Income Tax Expense (Benefit)	—	—	—	—	—	—	—	—	—
Interest Expense, Net	4,675	5,505	925	903	999	1,065	1,166	1,084	16,322
Depreciation & Amortization	2,530	2,441	2,493	2,615	2,393	2,551	2,430	2,436	19,889

Permitted Adjustments:
Reorganization Items	—	3,349	2,798	3,098	2,583	2,390	3,877	2,244	20,340
Inventory Reserves	310	802	27	1,130	—	27	3,530	1,666	7,492
Claims Accrual Non-cash	—	—	—	—	353	—	—	—	353
Uncollectible Accounts	144	—	65	—	—	599	62	—	870
Hurricane Katrina Costs	—	63	—	—	—	—	—	—	63
Sale of Jville Assets	—	—	48	(232)	—	19	—	—	(165)
Environmental Reserve	—	—	—	—	—	615	—	—	615

Total permitted adjustments	454	4,214	2,938	3,996	2,936	3,650	7,469	3,910	29,568

EBITDAR, as defined	$2,621	$(3,116)	$3,968	$2,844	$5,245	$2,128	$(1,387)	$(2,445)	$9,859

     Despite the importance of EBITDAR, as defined, we recognize that this non-GAAP financial measure does not replace the presentation of our GAAP financial results and are not intended to represent cash flows or an alternative to net earnings (loss). The EBITDAR, as defined information we provide is simply supplemental information and an additional measurement tool to assist our management and certain investors in analyzing our performance.

In re Wellman, Inc., et al.
Case No. 08-10595 (SMB)
Reporting Period: August 1 — August 31, 2008
Cash Disbursements by Petitioning Entity

August 1 - August 31,
Petitioning Entities	Case Number:	2008
Wellman, Inc.	081-08-10595	$85,531,412
Fiber Industries, Inc.	081-08-10607	—
Wellman of Mississippi, Inc.	081-08-10605	—
PTA Resources LLC	081-08-10596	—
Prince, Inc.	081-08-10604	34
ALG, Inc.	081-08-10599	34
Wellman Fibres Ltd.	081-08-10598	—
MRF, Inc.	081-08-10600	—
Warehouse Associates Inc.	081-08-10601	—
MED Resins, Inc.	081-08-10602	—
Carpet Recycling of Georgia Inc.	081-08-10603	—
Josdav, Inc.	081-08-10606	—

$85,531,480